EXHIBIT 99.1

Bridgeline Reports Record Sales, Record Profits, and Record
Cash Generation from Operations for Fiscal Year 2009

Software Subscription and Perpetual License Revenue Grows 63%

Woburn, MA, December 28, 2009 - Bridgeline Software, Inc. (NASDAQ: BLSW), a developer of SaaS-based web application management software and award-winning interactive technology solutions, today announced financial results for its 2009 fiscal year ended September 30, 2009.

Highlights from the 2009 fiscal year include:

•	Record revenue of $23.9 million for fiscal 2009, a 12% increase over revenue of $21.3 million for fiscal 2008. Revenue from software subscription and perpetual licenses grew 63%.

•
Bridgeline has 676 customers, of which 504 or 75% of these customers paid a monthly subscription fee or a monthly managed service fee.  This is an increase of 96 customers, or 24%, that pay a monthly fee from one year ago.

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Bridgeline has sold over 100 iAPPS licenses.  Companies such as Honeywell, Sun Chemical, Blue Cross Blue Shield, JohnsonDiversey, Mayfran International, William T. Grant Foundation, American Academy of Pediatrics, Kettering Foundation, Tennant, Marsh, Berkshire Life and Berkshire Bank selected iAPPS for their critical web content management or web analytic needs in fiscal 2009.

•	Bridgeline received over 10 industry-related awards in fiscal 2009, and BtoB Magazine named Bridgeline as one of the top interactive technology companies in America.

•	Record gross profit of $13.4 million in fiscal 2009, a 22% increase over gross profit in fiscal 2008.

•	Record Non-GAAP net income of $1.8 million and Non-GAAP diluted earnings per share of $.16 in fiscal 2009.

•	Record income from operations of $829 thousand, net income of $758 thousand and diluted income per share of $.07 in fiscal 2009.

•	Record EBITDA (Earnings before interest, taxes, depreciation and amortization) and before stock compensation of $2.9 million and EBITDA per diluted share of $.25 in fiscal 2009.

•	Record cash generated from operations of $3 million in fiscal 2009.

•	A year-end balance sheet with total assets of $24.3 million and only $4.4 million in total liabilities.

“In today's challenging economic environment, we believe the cost efficiencies and productivity gains offered by Bridgeline become even more relevant for both current and future customers,” stated Thomas Massie, Chairman and Chief Executive Officer of Bridgeline. “Our web-based software combined with interactive technology solutions provide customers with enhanced sales opportunities, reduced administrative costs, and improved operational efficiencies.”

Massie continued, “We are committed to building our recurring revenue business through the ongoing sales and development of our flagship product iAPPS. We are very pleased with our record financial results in fiscal 2009.”

Recurring Revenue Trends

Of Bridgeline’s 676 customers as of September 30, 2009, 504 or 75% paid either a monthly subscription license fee or a managed service fee.   Bridgeline’s customer retention rate during the fiscal year ended September 30, 2009 was 82%.

	FY 09	FY 08
Annual Recurring Revenue	$3,115,000	$2,582,000
Year over Year Growth %	21%
Retention Rate	82%

Results of Operations for the fiscal year ended September 30, 2009

For the year ended September 30, 2009 we achieved record revenue, record gross profit, record operating income and record net income.  Revenue was $23.9 million compared with $21.3 million for the same period of 2008, a 12% increase.  Year over year revenue from software subscription and perpetual licenses grew 63%.  Gross profit was $13.4 million in fiscal 2009 compared with $11 million for the same period of 2008, representing a 22% year over year increase.  Income from operations was $829 thousand compared with a loss from operations of ($10.3) million for the same period of 2008.  Fiscal 2008 included non-cash impairment charges for intangible assets and goodwill of $9.8 million.   As a percentage of total sales, operating expense declined to 52% in fiscal 2009 compared with 54% in fiscal 2008 (excluding impairment charges in fiscal 2008).  Net income increased to $758 thousand in fiscal 2009 from a loss of ($10.3) million in fiscal 2008, or by $11.1 million.  Diluted earnings per share was $.07 compared with a diluted loss per share of ($1.09) for the same period of 2008. Non-GAAP net income was $1.8 million and non-GAAP diluted earnings per share was $.16 in fiscal 2009

For further information, please refer to our annual report on Form 10-K for the year ended September 30, 2009 as filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP net income per diluted share, EBITDA and EBITDA per diluted share.  Bridgeline's management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analysis and for budgeting and planning purposes.  Bridgeline believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends on a more consistent basis and in comparing Bridgeline's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Adjusted net income and adjusted net income per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

EBITDA and EBITDA per diluted share is defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges (“EBITDA”).  Bridgeline uses EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). We use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.  We believe this measure provides investors with another measure of our ability to meet future cash flow requirements.

Bridgeline’s Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

BRIDGELINE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Dollars in thousands, except share and per share data)

	Year Ended September 30,
	2009	2008
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss)
GAAP net income (loss)	$758	$(10,309)
Impairment of intangible assets and goodwill	—	9,828
Amortization of intangible assets	517	537
Stock based compensation	538	425
Tax effect of non-GAAP adjustments	(40)	—
Non-GAAP adjusted net income (loss)	$1,773	$481

Reconciliation of GAAP diluted earnings per share to non-GAAP adjusted diluted earnings per share
GAAP diluted net earnings (loss) per share	$.07	$(1.09)
Impairment of intangible assets and goodwill	—	1.04
Amortization of intangible assets	.05	.06
Stock based compensation	.05	.04
Tax effect of non-GAAP adjustments	(.01)	—
Non-GAAP adjusted diluted earnings (loss) per share	$.16	$.05

Reconciliation of GAAP net income (loss) to EBITDA
GAAP net income (loss)	$758	$(10,309)
Taxes	31	—
Interest	40	61
Impairment of intangible assets and goodwill	—	9,828
Amortization of intangible assets	517	537
Depreciation	795	578
Other amortization	180	135
Stock based compensation	538	425
EBITDA	$2,859	$1,255

Reconciliation of GAAP diluted net earnings (loss) per share to EBITDA diluted earnings per share
GAAP diluted net earnings (loss) per share	$.07	$(1.09)
Taxes	—	—
Interest	—	.01
Impairment of intangible assets and goodwill	—	1.04
Amortization of intangible assets	.05	.06
Depreciation	.07	.06
Other amortization	.01	.01
Stock based compensation	.05	.04
EBITDA diluted earnings per share	$.25	$.13

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in thousands, except share and per share data)

	Year Ended September 30,
	2009	2008
Revenue:
Web application development services	$20,272	$18,231
Managed service hosting	2,202	2,188
Subscription and perpetual licenses	1,427	876
Total revenue	23,901	21,295
Cost of revenue:
Web application development services	9,422	9,579
Managed service hosting services	595	444
Subscription and perpetual licenses	516	282
Total cost of revenue	10,533	10,305
Gross profit	13,368	10,990
Operating expenses:
Sales and marketing	6,192	6,294
General and administrative	4,001	3,531
Research and development	1,124	619
Depreciation and amortization	1,222	1,051
Impairment of intangible assets	—	76
Impairment of goodwill	—	9,752
Total operating expenses	12,539	21,323
Income (loss) from operations	829	(10,333)
Other income (expense) net	—	85
Interest income (expense) net	(40)	(61)
Income (loss) before income taxes	789	(10,309)
Income taxes	31	—
Net income (loss)	$758	$(10,309)

Net income (loss) per share:
Basic	$.07	$(1.09)
Diluted	$.07	$(1.09)
Number of weighted average shares:
Basic	11,008,879	9,473,408
Diluted	11,272,190	9,473,408

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
 (Dollars in thousands, except share and per share data)

ASSETS	September 30,
	2009	2008
Current assets:
Cash and cash equivalents	$3,060	$1,911
Accounts receivable, net	3,468	5,662
Prepaid expenses and other current assets	320	467
Total current assets	6,848	8,040
Equipment and improvements, net	1,448	1,763
Intangible assets, net	1.490	2,980
Goodwill, net	13,899	10,725
Other assets	570	751
Total assets	$24,255	$24,259

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$714	$1,770
Accrued liabilities	1,194	1,529
Line of credit	1,000	1,000
Capital lease obligations, current	77	105
Deferred revenue	890	1,176
Total current liabilities	3,875	5,580
Capital lease obligations, net of current portion	62	139
Other long term liabilities	414	350
Total liabilities	4,351	6,069

Commitments and contingencies

Stockholders’ equity:
C Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized; 11,182,209 and 10,665,553 shares issued and outstanding, respectively	11	11
Additional paid-in capital	35,620	34,647
Accumulated deficit	(15,611)	(16,369)
Accumulated other comprehensive income	(116)	(99)
Total stockholders’ equity	19,904	18,190
Total liabilities and stockholders’ equity	$24,255	$24,259

About Bridgeline Software, Inc

Bridgeline is a developer of SaaS-based web application management software and award-winning interactive technology solutions that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Denver, New York, Washington, D.C., and Bangalore, India. Bridgeline currently has over 600 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Healthcore, Sun Chemical, Marriott International, Berkshire Life, PODS, Honeywell, Budget Rental Car, Washington Redskins, Berkshire Bank, National Financial Partners, The William T. Grant Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, the American Academy of Pediatrics, and Shaw Industries (a Berkshire Hathaway company). To learn more about Bridgeline, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the global financial deterioration on our business, our inability to manage our future growth effectively or profitably, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to protect our proprietary technology, the security of our software, our ability to maintain our listing on the Nasdaq Capital Market, our dependence on our management team and key personnel, and our ability to hire and retain future key personnel, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.
Ronald M. Levenson
Executive Vice President & CFO
781-497-3015
rlevenson@bridgelinesw.com